Exhibit 10.06

WAIVER

Reference is made to the Excusive Radiology Services Agreement dated October 25, 2005 between The Sagemark Companies Ltd. (“Sagemark”) and Michael Fagien, M.D. (“Fagien”), as amended March 22, 2007, such agreement (as amended) being referred to herein as the “Reading Agreement”.

This shall confirm that Fagien hereby waives his entitlement to all compensation payable to him by Sagemark for services rendered by Fagien under the Reading Agreement, through and including the date hereof.

This Waiver is dated and effective as of the 17th day of April, 2008.

/s/ Michael Fagien
Michael Fagien, M.D.